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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 20, 2004



                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of registrant as specified in its charter)



Delaware                       1-13925                    38-3389456
(State or other                (Commission                (IRS Employer
jurisdiction of                File Number)               Identification No.)
incorporation)



                         5350 Lakeview Parkway South Dr.
                             Indianapolis, IN 46268
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (317) 715-4100





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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE


         On December 15, 2003, Championship Auto Racing Teams, Inc. ("Championship" or "Company") (OTCBB: CPNT) entered into an Asset Purchase Agreement ("the Agreement") with Open Wheel Racing Series ("OWRS"). The Agreement would allow OWRS to purchase the assets of CART, Inc. ("CART") needed to operate the Champ Car World Series and the stock of Pro-Motion Agency, Inc., a Championship subsidiary that operates the Toyota Atlantics series. In addition, OWRS will assume from Championship and CART their rights and obligations under certain promoter, sponsor and other contracts. If the transaction is completed, OWRS intends to continue to operate the Champ Car World Series and the Toyota Atlantic series. The total consideration that will be paid if the Agreement is completed is $1.63 million. In addition, OWRS has agreed to assume claims by certain teams for 2003 prize money payable by CART to such teams. An Amendment by Interlineation (the "Amendment") was entered into on January 15, 2004 to reflect the change in consideration and the assumption of certain claims.
         The Amendment referred to in the previous paragraph, including any material schedule(s), is filed as part of this Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are incorporated by reference as part of this Report:

Exhibit         Description
-------         -----------
99.1            Amendment by Interlineation
99.2            Schedule 3.13


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of January, 2004.

                                   CHAMPIONSHIP AUTO RACING TEAMS, INC.

                                   By:       /s/ Thomas L. Carter
                                      ------------------------------------------
                                             Thomas L. Carter,
                                             Chief Financial Officer




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